                                                                   EXHIBIT 10.39


                                  BILL OF SALE

This Bill of Sale ("Agreement") is made in consideration of the sum of One Million Two Hundred Thousand Dollars ($1,170,000) paid to Deutsche Financial Services Corporation (hereinafter "Seller" or "DFS") by Wareforce Incorporated (hereinafter "Buyer") and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including the payment of up to One Million Two Hundred Thousand Dollars ($1,200,000.00) pursuant to the terms of the Promissory Note delivered by Buyer to Seller concurrently herewith (the "Note") and attached hereto as Exhibit "A" and incorporated herein by reference (collectively the "Sale Price"). Seller, in furtherance of its rights as secured creditor following a default, hereby sells and conveys to Buyer all of the right, title and interest owned by Pacific Online Computers, Inc (hereinafter "PO") in and to the following described goods:

i) Intangible Assets. PO's customer lists, phone numbers, marketing materials, outstanding purchase orders, rights to use the trade names "Online Connecting Point", "CoreTeks" and "Ops Track" and any associated trademarks, service marks, logos and the like, accounting records, service records, customer records and other intangible assets as defined herein owned by PO and any and all other intangible assets owned by PO necessary for the continuation of the business after the Closing. Specifically excluded from the assets purchased is the name "Pacific Online Computers, Inc", tax refunds owed to PO, PO's prepaids, insurance claims/proceeds, lawsuit proceeds, third party actions and causes of action, as well as all accounts, rebates, vendor credits, price protection payments, warranty payments, or any other payments owed PO from any of its vendors, customers, or from any other source whatsoever.

ii) Fixed Assets. All of PO's fixed assets including furniture, fixtures, and equipment including leasehold improvements, desktop computers, servers, laptops, printers, copiers, faxes, office supplies, telephone equipment, firewalls, LAN/WAN, accessories, peripherals, communication gear, and demo lab equipment (including any and all existing Cisco lab equipment) and all software currently used by PO, whether PO's licenses for such software are current or not. Buyer agrees that its use of the "Trend" software and its subsidiary programs, hardware and connections will be for a period of no more than sixty (60) days after this Bill of Sale. Specifically excluded from the assets purchased is the cabin owned by PO and located in Cleveland National Park, all vehicles registered with the Department of Motor Vehicles, as well as those assets leased to PO or owned by third parties which were used by PO.

iii) Ops Track System. The Ops Track system, including all of the computer code, database schemes, linked code to backend database systems (such as "Trend"), computer listings and all other related assets required for the operation of Ops Track. These assets specifically include any and all intellectual property and licensing rights owned by PO.

        (1) Buyer grants Seller the right to license the Ops Track source code to up to ten (10) additional entities for a ninety (90) day period following the date hereof. Seller shall ensure that the licenses granted to the licensees of this code is for their use only, and shall state that they may not sublicense the code or grant use of their Ops Track system to others.

        (2) Buyer will make no warranties or have any liability to support this code for any such licensee, unless Buyer agrees otherwise.

        (3) Notwithstanding anything else to the contrary contained in this agreement, Seller will not license the Ops Track code to any other computer reseller in California.

        (4) Notwithstanding anything else to the contrary contained in this agreement, Seller agrees to grant to Buyer a right of first refusal prior to the license of the Ops Track code to any other party so long as Buyer agrees to meet the terms and conditions of license as did the potential licensee.

        Collectively, all of the assets described above as being purchased by Buyer are referred to herein as the "Purchased Assets". DFS hereby acknowledges receipt of $200,000.00 paid by Buyer as a deposit against the payment of $1,200,000.00 described above. Thus, Buyer will remit the sum of $1,000,000.00 to DFS at Closing and DFS agrees that it will then advance a sum, not to exceed, $315,836.57 to PO for their payment of payroll, vacation pay, sales tax and reasonable and necessary business expenses incurred by PO's employees prior to closing. Buyer will be responsible for sales commissions owed. Based on the forgoing, DFS will receive at least the sum of $684,163.43 as the net proceeds from the $1,000,000.00 to be paid at closing to be applied to PO's indebtedness to DFS. In addition, DFS acknowledges receipt of $100,000.00 advanced by Buyer to DFS for the acquisition of inventory to fill orders for customers.

         Sales Returns. In order to reimburse Buyer for any returns in the first ninety (90) days after Closing for sales made by PO prior to Closing, Seller agrees that Buyer may deduct such costs (or lost profits), both net of inventory costs, incurred by Buyer from the principal balance owing under the Note. Such reimbursements will be taken by the Buyer as a credit against the outstanding balance of the Note.

         This sale and conveyance is made WITHOUT WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING THE QUALITY, CONTENT OR CONDITION OF THE GOODS, THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, OR FITNESS OF THE GOODS FOR A PARTICULAR PURPOSE. Buyer buys the goods described above in an "AS IS" and "WHERE IS" condition subject to the applicable provisions of the Uniform Commercial Code, including, but not limited to, Section 9-504. Buyer agrees that in no event shall Seller be liable for any direct, indirect, incidental or consequential damages in connection with this sale, whatsoever or howsoever caused.

Seller will sell inventory owned by PO to Buyer from the date here until the close of business on July 10, 2000 at PO's landed cost or the current distribution price, which ever is lower. Buyer will pay DFS for all inventory purchased by Buyer within thirty (30) days from the date of sale. To secure payment of all of Buyer's future debts to DFS, Buyer grants DFS a security interest in all of Buyer's inventory purchased from DFS and all proceeds thereof ("Collateral"). Buyer will sign and deliver to DFS a UCC-1 Financing Statement within 3 days of Closing of this sale to be recorded in all appropriate jurisdictions, including without limitation the California Secretary of State's Office. Buyer will pay finance charges to DFS on all principal debt outstanding for inventory sales more than 30 days at the per annum rate of 18%. In the event of a default:

(a) DFS may at any time at DFS' election, without notice or demand to Buyer, do any one or more of the following: declare all or any part of the debt Buyer owes DFS for inventory sales immediately due and payable, together with all costs and expenses of DFS' collection activity, including, without limitation, all reasonable attorneys' fees; exercise any or all rights under applicable law (including, without limitation, the right to possess, transfer and dispose of the Collateral); and/or cease extending any additional credit to Buyer (DFS' right to cease extending credit shall not be construed to limit the discretionary nature of this credit facility).

(b) Buyer will segregate and keep the Collateral in trust for DFS, and in good order and repair, and will not sell, rent, lease, consign, otherwise dispose of or use any Collateral, nor further encumber any Collateral.

(c) Upon DFS' oral or written demand, Buyer will immediately deliver the Collateral to DFS, in good order and repair, at a place specified by DFS, together with all related documents; or DFS may, in DFS' sole discretion and without notice or demand to Buyer, take immediate possession of the Collateral together with all related documents.

(d) DFS may, without notice, apply a default finance charge to Buyer's outstanding principal indebtedness equal to the default rate specified in Buyer's financing program with DFS, if any, or if there is none so specified, at the lesser of 3% per annum above the rate in effect immediately prior to the default, or the highest lawful contract rate of interest permitted under applicable law.

        All of DFS' rights and remedies are cumulative. DFS' failure to exercise any of DFS' rights or remedies hereunder will not waive any of DFS' rights or remedies as to any past, current or future default.

Buyer agrees that if DFS conducts a private sale of any Collateral by requesting bids from 10 or more Buyers or distributors in that type of Collateral, any sale by DFS of such Collateral in bulk or in parcels within 120 days of: (a) DFS' taking possession and control of such Collateral; or (b) when DFS is otherwise authorized to sell such Collateral; whichever occurs last, to the bidder submitting the highest cash bid therefor, is a commercially reasonable sale of such Collateral under the Uniform Commercial Code. Buyer agrees that the purchase of any Collateral by a Vendor, as provided in any agreement between DFS and the Vendor, is a commercially reasonable disposition and private sale of such Collateral under the Uniform Commercial Code, and no request for bids shall be required. Buyer further agrees that 7 or more days prior written notice will be commercially reasonable notice of any public or private sale (including any sale to a Vendor). Buyer irrevocably waives any requirement that DFS retain possession and not dispose of any

Collateral until after an arbitration hearing, arbitration award, confirmation, trial or final judgment. If DFS disposes of any such Collateral other than as herein contemplated, the commercial reasonableness of such disposition will be determined in accordance with the laws of the state governing this Agreement.

Buyer grants DFS an irrevocable power of attorney to: execute or endorse on Buyer's behalf any checks, financing statements, instruments pertaining to the Collateral; supply any omitted information and correct errors in any documents between DFS and Buyer; initiate and settle any insurance claim pertaining to the Collateral; and do anything to preserve and protect the Collateral and DFS' rights and interest therein.

Buyer cannot assign its interest in this Agreement without DFS' prior written consent, although DFS may assign or participate DFS' interest, in whole or in part, without Buyer's consent. This Agreement will protect and bind DFS' and Buyer's respective heirs, representatives, successors and assigns.

Except as otherwise stated herein, all notices, arbitration claims, responses, requests and documents will be sufficiently given or served if mailed or delivered: (a) to Buyer at Buyer's principal place of business specified above; and (b) to DFS at 655 Maryville Centre Drive, St. Louis, Missouri 63141-5832,
Attention: General Counsel, or such other address as the parties may hereafter specify in writing.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBTS ARE NOT ENFORCEABLE. TO PROTECT BUYER AND DFS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ALL AGREEMENTS COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, EXCEPT AS SPECIFICALLY PROVIDED HEREIN OR AS THE PARTIES MAY LATER AGREE IN WRITING TO MODIFY IT. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

Buyer irrevocably waives notice of: DFS' acceptance of this Agreement, presentment, demand, protest, nonpayment, nonperformance, and dishonor. Buyer and DFS irrevocably waive all rights to claim any punitive and/or exemplary damages.

If any provision of this Agreement or its application is invalid or unenforceable, the remainder of this Agreement will not be impaired or affected and will remain binding and enforceable.

Buyer acknowledges that it has received a true and complete copy of this Agreement. Buyer acknowledges that it has read and understood this Agreement. Notwithstanding anything herein to the contrary: (a) DFS may rely on any facsimile copy, electronic data transmission or electronic data storage of this Agreement, any Statement of Transaction, billing statement, invoice from a Vendor, financial statements or other reports, and (b) such facsimile copy, electronic data transmission or electronic data storage will be deemed an original, and the best evidence thereof for all purposes, including, without limitation, under this Agreement or any other agreement between DFS and Buyer, and for all evidentiary purposes before any arbitrator, court or other adjudicatory authority.

Time is of the essence regarding Buyer's performance of its obligations to DFS notwithstanding any course of dealing or custom on DFS' part to grant extensions of time. Buyer's liability under this Agreement is direct and unconditional and will not be affected by the release or nonperfection of any security interest granted hereunder. DFS will have the right to refrain from or postpone enforcement of this Agreement or any other agreements between DFS and Buyer without prejudice and the failure to strictly enforce these agreements will not be construed as having created a course of dealing between DFS and Buyer contrary to the specific terms of the agreements or as having modified, released or waived the same. The express terms of this Agreement will not be modified by any course of dealing, usage of trade, or custom of trade which may deviate from the terms hereof. If Buyer fails to pay any taxes, fees or other obligations which may impair DFS' interest in the Collateral, or fails to keep the Collateral insured, DFS may, but shall not be required to, pay such taxes, fees or obligations and pay the cost to insure the Collateral, and the amounts paid will be: (a) an additional debt owed by Buyer to DFS, which shall be subject to finance charges as provided herein; and (b) due and payable immediately in full. Buyer agrees to pay all of DFS' reasonable attorneys' fees and expenses incurred by DFS in enforcing DFS' rights hereunder. The Section titles used in this Agreement are for convenience only and do not define or limit the contents of any Section.


BINDING ARBITRATION.

1. Any controversy or claim arising out of or relating to this Agreement, the relationship resulting in or from this agreement or the breach of any duties hereunder will be settled by binding arbitration in accordance with the Commercial Arbitration Rules of The American Arbitration Association, 140 West 51st Street, New York, New York 10020-1203. The parties agree that all arbitrators selected will be attorneys with at least 5 years of secured lending experience. The site of all arbitration participatory hearings will be in Los Angeles, California. Any award rendered by the arbitrator(s) may be entered as a judgment or order and enforced by either party in any court having jurisdiction thereof. If either party brings or appeals any judicial action to vacate or modify any award rendered pursuant to arbitration and the party bringing or appealing such action does not prevail, such party will pay all of the costs and expenses (including, without limitation, court costs, arbitrators' fees and expenses and reasonable attorneys' fees) incurred by the other party in defending such action. Additionally, if either party brings any action for judicial relief in the first instance without pursuing arbitration prior thereto, the party bringing such action for judicial relief will be liable for and will immediately pay to the other party all of the other party's costs and expenses (including, without limitation, court costs and reasonable attorneys' fees) to stay or dismiss such judicial action and/or remove it to arbitration. The failure of either party to exercise any rights granted hereunder shall not operate as a waiver of any of those rights. The laws of the state of California will govern this Agreement; provided, however, that the Federal Arbitration Act ("FAA"), to the extent inconsistent, will supercede the laws of such state and govern. This Agreement concerns transactions involving commerce among the several states. In the event that the arbitration set forth above is invalid or unenforceable, we and you irrevocably submit to the jurisdiction of the courts located within such state and agree that all legal proceedings will be tried in a court of competent jurisdiction by a judge without a jury. Buyer and Seller waive any right to a jury trial in any such proceeding.

INVALIDITY/UNENFORCEABILITY OF BINDING ARBITRATION. IF THIS AGREEMENT IS FOUND TO BE NOT SUBJECT TO ARBITRATION, ANY LEGAL PROCEEDING WITH RESPECT TO ANY DISPUTE WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. BUYER AND DFS WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.

In witness whereof, Buyer and Seller have executed this Bill of Sale by their duly authorized representatives this 9th day of June, 2000.



Buyer:                                           Seller:

Wareforce Incorporated                           Deutsche Financial Services
Corporation


By: /s/ Dan Ricketts                             By: M Peters
   ---------------------------------------          -------------------------
   Title: VP, General Counsel & Secretary        Title: Branch Manager